SECURITIES AND EXCHANGE COMMISSION

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AMENDMENT NO. 2 TO FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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GRANT ENTERPRISES, INC.

(Exact Name of Small Business Issuer in its Charter)

DELAWARE		74-3130469
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

233 Wilshire Blvd., Suite 960

Santa Monica, California 90401

(310) 393-0104

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Corporation Services Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

(302) 636-5400

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

GREGG E. JACLIN, ESQ.

ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204

Manalapan, NJ 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	400,000	$0.10	$40,000	$4.89

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED FEBRUARY 13, 2006

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

GRANT ENTERPRISES, INC.

400,000 SHARES

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 400,000 shares of our common stock can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.

The Date Of This Prospectus Is: February 13, 2006.

i

ABOUT OUR COMPANY

We were incorporated under the laws of the State of Delaware on September 9, 2004. We were incorporated as a holding vehicle to own and control distribution companies. On September 12, 2004, we obtained all of the shares of Grant Enterprises, LLC, from Richard Carrigan, the sole unit holder of Grant Enterprises, LLC pursuant to a Stock Purchase Agreement and Share Exchange between Grant Enterprises, LLC and us. Pursuant to the Unit Purchase Agreement and Share Exchange, Grant Enterprises, LLC became our wholly owned subsidiary. Now, through our subsidiary, we own and operate a distribution company. Shahin Shadmer is our sole officer and director. We currently have no other employees.

Our subsidiary, Grant Enterprises, LLC was formed on April 30, 2001, and is the exclusive distributor of Kinjoy Chairs, in Michigan, Mississippi, Nevada and New Jersey. Business clients and individuals have long appreciated the Kinjoy Shiatsu Massage System in prestigious spas and resorts, as well as in private homes, for the reinvigorating and relaxing affects of the massage chair. The LLC has also developed a revenue sharing program with entities in the casino entertainment industry such as Tropicana Resort & Hotel, Circus Circus Hotel and Orleans Hotel and Casino. Pursuant to the program, each entity grants us a license to place and operate our massage chairs on its premises. In exchange, we pay a fee of 50% of our gross receipts to the entity. The entity is responsible for all utility costs, while we are responsible for maintenance and upkeep of the massage chairs. To date, we have generated $115,522 in revenues for the year ending December 31, 2004, and $77,233 in revenues for the six months ending June 30, 2005 by placing our Kinjoy Chairs in various mall locations. In addition, we incurred total expenses of $118,317 for the year ended December 31, 2004, and $61,129 for the six months ended June 30, 2005. Our net loss was $2,795 for the year ended December 31, 2004, and our net income for the six month period ending June 30, 2005 was $16,104.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.10 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data as of December 31, 2004 are derived from our audited financial statements and the statement of operations and balance sheet data as of September 30, 2005 are derived from our unaudited financial statements.

	For the Nine Months Ended September 30, 2005	For the Year Ended December 31, 2004	For the Year Ended December 31, 2003

STATEMENT OF OPERATIONS

Revenues	$106,930	$115,522	$108,645
Net Income (Loss)	4,138	(2,795)	3,067
Total Operating Expenses	31,274	47,288	63,720
Retained Earnings	37,464	272	3,067

	For the Nine Months Ended September 30, 2005	For the Year Ended December 31,2004	For the Year Ended December 31, 2003

BALANCE SHEET DATA

Cash	$46,325	$38,587	($36)
Total Assets	78,702	90,351	29,765
Total Liabilities	1,138	36,461	13,110
Stockholders’ Equity	77,564	53,890	16,685

WHERE YOU CAN FIND US

Our corporate offices are located at 233 Wilshire Blvd., Suite 960, Santa Monica, California 90401. Our telephone number is (310) 393-0104.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware in September 2004. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. There can be no assurance that we will be able to successfully implement our business plan, generate sufficient revenue to meet our expenses, operate profitably or be commercially successful. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter to quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some of which are beyond our control, including:

o	regulatory actions;
o	market acceptance of our products and services; and
o	new product and service introductions.

These conditions raise substantial doubt about our ability to continue as a going concern. As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $40,000 to continue operations over the next twelve months, which we currently have in our cash reserves. However, we anticipate requiring additional funds in order to significantly expand our operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR SUCCESS IS DEPENDENT UPON A LIMITED PRODUCT RANGE AND WE HAVE NO PLANS TO EXPAND OUR PRODUCT OFFERING.

We currently have no plans to expand our product line beyond the Kinjoy chairs and we are thus dependant solely on revenues derived from our chair vending and sales operations. If product demand does not meet expectations, our ability to mitigate lost revenues will be impaired because of a lack of product diversity. As a result, we may have difficulty implementing our business strategy and we may be forced to limit or cease operations

OUR SOLE MEANS OF DISTRIBUTION IS THROUGH AGREEMENTS WITH CASINOS AND HOTELS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING WE MAY NOT BE ABLE TO ENTER INTO NEW AGREEMENTS.

We have entered into several licensing agreements to provide Kinjoy chairs to casinos and hotels at their premises. Pursuant to the licensing agreements, we are required to pay a licensing fee equal to 50% of the gross receipts in addition to any costs and expenses incurred with respect to installation, operation, and maintenance of the chairs. If we are unable to obtain financing on reasonable terms, our ability to cover the costs incurred under such agreements will limit our ability to perform in accordance with the terms of the agreements and will further impact our ability to expand our distribution channels to include other casinos and hotels. In addition, such inability to expand our distribution channels could have a material adverse effect on our business strategy, operating results, and ability to continue operations.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF SHAHIN SHADMER, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Shahin Shadmer, our sole officer and director. Mr. Shadmer is in charge of scouting locations in California for both the sale and vending of Kinjoy Chairs at casinos established on Indian Gaming Reserves. Mr. Shadmer spends approximately 20 hours per week on this activity. We currently do not have an employment agreement with Mr. Shadmer. The loss of his services could have a material adverse effect on our business, financial condition or results of operation. To retain his services, we have entered into an option agreement with Mr. Shadmer giving him the option to purchase 200,000 shares of our common stock for a period of 1 year ending on March 7, 2006 at $1.00 per share.

RICHARD CARRIGAN’S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR COMMON STOCK.

Richard Carrigan beneficially owns approximately 71% of our common stock. Accordingly, for as long as Mr. Carrigan continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY SALES AND TECHNICAL PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain sales employees. We will also need to attract, develop, motivate and retain technical employees capable of installing and maintaining the Kinjoy chairs at customer sites. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. If we are unable to retain such employees, our ability to sell our products will be greatly diminished. As a result, we will not be able to implement or expand our business plan.

OUR INDEPENDENT AUDITOR, GATELY AND ASSOCIATES, LLC, IS NOT LICENSED TO PRACTICE IN THE STATE OF CALIFORNIA AND THEREFORE IT IS POSSIBLE THAT IF WE DO NOT RETAIN AN INDEPENDENT AUDITOR THAT IS LICENSED IN THE STATE OF CALIFORNIA WE MAY HAVE LIABILITY FROM OUR SHAREHOLDERS AND STATE REGULATORS.

Gately & Associates, LLC, our independent auditor is not licensed in California. Since our headquarters are located in California it is possible that we may need to retain another firm which is licensed in the State. If we do not retain another independent auditor located in the State of California to review and audit our financial statement it is possible that there may be inaccuracies in our financial statements. In addition, we may face potential liability from shareholder suits and/or California regulators based on our using an auditor who is not licensed in the state where we have our principal headquarters.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.10 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of Grant Enterprises, Inc. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

WE EXPECT INTENSE COMPETITION IN OUR INDUSTRY; IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY AGAINST OUR COMPETITORS, WE WILL BE FORCED TO CURTAIL OR CEASE OUR BUSINESS OPERATIONS

The industry of developing wellness devices is new, rapidly evolving and intensely competitive. A variety of companies, compete with varied products or services that it offers, including but not limited to DMS Canada, First Class Vending and APP Vending. As the market for wellness devices grows, we believe that the range of companies involved in the industry will increase their efforts to develop products and services that will compete with our products and services. Achieving critical mass with respect to market share is critical for our business. Competitors who already have an established market share will, therefore, be in a better competitive position than us. We hope to offset any such competitive advantages by offering products and services which are superior in quality to and more appealing than those of our competitors, and by launching an effective marketing campaign.

THE DISTRIBUTION OF OUR PRODUCTS COULD RESULT IN PRODUCT LIABILITY CLAIMS, WHICH COULD NEGATIVELY IMPACT OUR FINANCIAL STABILITY.

We, like any other retailer and distributor of products, face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. We do not anticipate obtaining contractual indemnification from parties supplying raw materials, manufacturing or marketing our products. In any event, any such indemnification if obtained will be limited by our terms and, as a practical matter, to the creditworthiness of the indemnifying party. In the event that we do not have adequate insurance or contractual indemnification, product liabilities relating to defective products could force us to curtail or cease our business operations.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. We have not had contact with market makers regarding the quotation of our securities on the OTC Bulletin Board. The offering price was determined by the price shares were sold to our shareholders in our private placement held in December 2004 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Richard Carrigan, our principal shareholder, received 1,000,000 shares of our common stock valued at par value of .001 for a total consideration of $1,000 pursuant to a Unit Purchase Agreement and Share Exchange between Grant Enterprises, LLC and us dated September 12, 2004. In addition, Mr. Carrigan purchased 5,000 shares of our common stock at $.10 per share in our December 2004 Rule 506 offering.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00(other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 400,000 shares of our common stock held by 41 shareholders. Such shareholders include the holders of the shares sold in our Regulation D Rule 506 offering in December 2004.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of February 13, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common Stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering (2)
Nick Allotta	8,000	8,000	0	0
Neville A. Anklesaria	10,000	10,000	0	0
Aileen Carrigan	5,000	5,000	0	0
Patrick E. Carrigan	5,000	5,000	0	0
Richard S. Carrigan (1)	1,005,000	5,000	1,000,000	71.43%
Trith Dadlani	17,000	17,000	0	0
Trent Day	5,250	5,250	0	0
Mit Ebeling	8,000	8,000	0	0
Shireen Ervine	15,000	15,000	0	0
James B. Ford	10,000	10,000	0	0
Richard Frey	3,500	3,500	0	0
Anthony Geisbauer	5,000	5,000	0	0
Adrianna R. Hunter	5,000	5,000	0	0
Hector M. Juarez	5,000	5,000	0	0
Samar Khan	5,000	5,000	0	0
John C. Kughn	12,000	12,000	0	0
William Kundson	5,000	5,000	0	0
David G. Marhefka	15,000	15,000	0	0
Charles Marquez	5,000	5,000	0	0
Deepak R. Mehta	16,000	16,000	0	0
Dennis L. Miller	5,000	5,000	0	0
Dale M. Moore	20,000	20,000	0	0
Mark Orslock	5,000	5,000	0	0
Amy D. Otto	7,500	7,500	0	0
Yaron Vidan Peled	19,000	19,000	0	0
Neville Ankle Saria	10,000	10,000	0	0
Carol K. Schilcher	10,000	10,000	0	0
Aaron Scoby	16,000	16,000	0	0
Melody A. Seebeck	25,000	25,000	0	0
Bussaya Srichai	28,750	28,750	0	0
Montri Srichai	5,000	5,000	0	0
Jirawan Staehr	5,000	5,000	0	0
Steven Staehr	12,500	12,500	0	0
Jirasauk Starut	5,250	5,250	0	0
Tidd Starut	11,000	11,000	0	0
Shane Sterner	5,000	5,000	0	0
Mark Stidham	12,000	12,000	0	0
David Turner	5,000	5,000	0	0
John A. Vahosky	18,000	18,000	0	0
Brian Vargo	5,250	5,250	0	0
Gloria Whelton	5,000	5,000	0	0
Diane L. Wright	10,000	10,000	0	0

(1)

Richard Carrigan received 1,000,000 of these shares pursuant to the Unit Purchase Agreement and Share Exchange between Grant Enterprises, LLC and us and purchased an additional 5,000 shares in our Regulation D Rule 506 offering.

(2)	Based on 1,400,000 shares issued and outstanding as of February 13, 2006.

To our knowledge, except for Richard Carrigan, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Richard Carrigan was the sole unit holder and officer of Grant Enterprises, LLC pursuant to a Unit Purchase Agreement and Share Exchange between Grant Enterprises, LLC and us. Pursuant to the Unit Purchase Agreement and Share Exchange, Grant Enterprises, LLC became our wholly owned subsidiary.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by selling security holder must be made at the fixed price of $.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $10,000.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and his age as of February 13, 2006 is as follows:

NAME	AGE	POSITION

Shahin Shadmer	28	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

SHAHIN SHADMER is our founder and currently serves as our President, Chief Executive Officer, and Chief Financial Officer as well as our Chairman of the Board of Directors. Mr. Shadmer received his Bachelors of Art in History from California State University. During 2002 and 2003, Mr. Shahin worked in collections at The Best Service Company, collecting funds, handling litigation matters and office management. Mr. Shadmer also has four years experience in the areas of sales and marketing through his employment with Circuit City and Gensys Multimedia.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of February 13, 2006, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class

Common Stock	Richard Carrigan 7695 Desparado St. Las Vegas Nevada 89131	1,005,000	71.79%

Common Stock	Shahin Shadmer 233 Wilshire Blvd. Suite 960 Santa Monica, CA 90401	0	0%

Common Stock	All executive officers and directors as a group	0	0%

The percent of class is based on 1,400,000 shares of common stock issued and outstanding as of February 13, 2006.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of February 13, 2006, 1,400,000 shares of common stock are issued and outstanding and held by 41 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect. Certain provisions of the Delaware General Corporate Law may serve to delay, defer or prevent a change in control of the company.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to10,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Gately & Associates, LLC, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on September 9, 2004, in the State of Delaware. Our wholly-owned subsidiary, Grant Enterprises, LLC was formed on April 30, 2001. On September 12, 2004, we obtained all of the outstanding units of Grant Enterprises, LLC from Richard Carrigan, the sole unit holder in consideration for the issuance of 1,000,000 shares of our common stock to the Grant Enterprises, LLC shareholders pursuant to a Unit Purchase Agreement and Share Exchange between Grant Enterprises, LLC and us. Pursuant to the Unit Purchase Agreement and Share Exchange, Grant Enterprises, LLC became our wholly owned subsidiary. The purpose for this reorganization with Grant Enterprises, LLC was to obtain an operating company which we believed has a successful business plan.

DESCRIPTION OF BUSINESS

General

We were incorporated under the laws of the State of Delaware on September 9, 2004. We commenced operations for the purposes of evaluating, structuring, and completing a merger with prospects consisting of private companies, partnerships, or sole proprietorships in the United States. On September 12, 2004, we obtained all of the outstanding units of Grant Enterprises, LLC from Richard Carrigan, the sole shareholder, in consideration for the issuance of 1,000,000 shares of our common stock to the Richard Carrigan pursuant to a Unit Purchase Agreement and Share Exchange between Grant Enterprises, LLC and us. Pursuant to the Unit Purchase Agreement and Share Exchange, Grant Enterprises, LLC became our wholly owned subsidiary. Until this reorganization our activities had been limited to actions related to our organization, and we conducted virtually no business operations.

Now, through Grant Enterprises, LLC, we own and operate a distributor of Kinjoy Massage Chairs.

Grant Enterprises, LLC was incorporated on April 30, 2001, and is currently the exclusive distributor of Kinjoy Chairs in Michigan, Mississippi, Nevada and New Jersey. Business clients and individuals have long appreciated the Kinjoy Shiatsu Massage System in prestigious spas and resorts, as well as in private homes, for the reinvigorating and relaxing affects of the massage chair. Today, the Kinjoy system is available for commercial application with advanced vending technology, creating new markets where the Kinjoy Shiatsu Massage System can deliver another level of customer amenities and satisfaction while generating a new revenue stream for owners. We currently market and distribute Kinjoy Chairs to private individuals as well as health and wellness businesses, including spas, health clubs, nursing, hospice, and hospital facilities, and other operations where customer comfort is the highest priority. We have developed a revenue sharing program to maximize the potential of the Kinjoy vending model and minimize investment risk.

Products and Services

The core product marketed and distributed through our subsidiary is the Kinjoy Chair, a revolutionary new wellness device that combines an attractive modern furniture design with a complete, user-controlled Shiatsu massage system.

The Kinjoy Chair incorporates both aesthetic and ergonomic design. With smooth lines and rounded design elements, the Kinjoy Shiatsu Massage System is as visually appealing as it is physically calming. Comfortable armrests and contoured backrest invite clients to sit down and relax.

The overall design also maximizes mobility and energy efficiency. The wheeled base enables the chair to positioned anywhere in any environment and relocated to suit client and guest needs easily. Even when the automated massage functions are in use the power consumption of the Kinjoy Shiatsu Massage Chair is approximately equivalent to two light bulbs.

The Kinjoy system can be deployed in any environment as a value-added service and amenity for customers, giving a complete Shiatsu Massage without increasing overhead costs with additional staff or certifications. With its new vending device, the Kinjoy chair has even greater deployment potential to become a viable profit center.

With only a four-chair bay of Kinjoy Shiatsu Massage Systems (an investment value of approximately US$16,500) placed in a high-traffic location, deployers can expect revenues over US$25,000 annually. Inherent in the chairs design are features that minimize maintenance and keep the appearance looking new and inviting for years.

The revenue sharing program is an important aspect of our product and service suite. Currently in use by a number of high-profile corporations in the casino entertainment industry, the 50/50 arrangement decreases initial costs for the operator while expanding our revenue stream. The success of these programs is leading to new market opportunities for the business and new deployment purposes for the Kinjoy Shiatsu Massage System. We currently generate revenue by the placement of the Kinjoy Chairs in certain malls in various locations. These chairs come equipped with a system that accepts credit card payments.

Sales and Marketing

The long-range goal is to gain substantial visibility in the target market segments to leverage volume deployments of the Kinjoy Shiatsu Massage System product line with the vending application and increase awareness in other applicable markets. Key points to this strategy include:

*

Public Relations: A public relations firm with specialties in casino entertainment, hospitality, and travel markets will be retained to develop media relations, write press releases, and ensure publication in the relevant trades to increase market segment awareness and interest in the products.

*

Direct Personal Selling & Marketing Literature: Sales collateral will be developed to support the personal direct sales efforts and distribute segment-appropriate explanations of the technology and its benefits. Product sell sheets will develop the capabilities of the system and the company, demonstrating the distinctive overall benefits, and representing the ease of deployment within a variety of environments.

*

Trade Shows & Trade Advertising: Advertising will initially be concentrated around trade events and publications distributed on site. As deployments expand, advertising is expected to increase intermittently to support developing sales strategies as part of on-going operations.

Competition

The industry of developing wellness devices is new, rapidly evolving and intensely competitive. A variety of companies, compete with varied products or services that it offers, including but not limited to DMS Canada, First Class Vending and APP Vending.

As the market for wellness devices grows, we believe that the range of companies involved in the industry will increase their efforts to develop products and services that will compete with our products and services. Achieving critical mass with respect to market share is critical for our business. Competitors who already have an established market share will, therefore, be in abetter competitive position than us. We hope to offset any such competitive advantages by offering products and services which are superior in quality to and more appealing than those of our competitors, and by launching an effective marketing campaign.

Employees

We currently have one full-time employee.

MANAGEMENT DISCUSSION AND ANALYSIS

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Overview

Since our inception, we have generated revenue in the sale of and the vending service of the Kinjoy Shiatsu Massage System. This System is a chair that is marketed to private individuals as well as health and wellness businesses, including spas, health clubs, nursing hospice, and hospital facilities and other operations where customer comfort is the highest priority. The Company is the exclusive distributor of the Kinjoy Chairs in Michigan, Mississippi, Nevada and New Jersey. With the chair’s new vending device, the chair can be placed in high traffic areas without increasing overhead costs with additional staff or certifications. The chair is offered for sale as well as vending opportunities. At this time, we do not have any agreements with any clients to provide these placement services. Grant Enterprises, Inc. has left all business activity that Grant Enterprises, L.L.C. has created with that subsidiary. The comparative results of business activity discussed are that of Grant Enterprises, Inc. and its subsidiary, Grant Enterprises, LLC for the years ended December 31, 2005 and 2004 and the quarter ending September 30, 2005.

Results of Operations

YEAR ENDED DECEMBER 31, 2004 COMPARED TO YEAR ENDED DECEMBER 31, 2003

Gross Revenues

Gross revenues through December of 2004 were $115,522, an increase of 6% from the 2003 amount of $108,645. This increase was directly related to an increase in the number of chairs sold in 2004. In 2003, approximately 60% of the revenues derived from the sale of chairs, while the remaining 40% derived from vending. In 2004, we experienced an increase in the number of chairs sold, resulting in an increase in revenue derived from such sales, while revenue derived from vending remained the same. Therefore, in 2004, 66% of our total revenue derived from the sale of chairs while the remaining 34% derived from vending. We attribute these increases to the success of implementing our business plan.

Total Expenses

Cost of sales through December of 2004 was $42,000, of which $27,720 was attributable to the cost of sales of chairs, while remaining $14,280 of the total cost of sales in was attributable to vending. The amount of $42,000 represented an increase of 34% from the 2003 amount of $31,324. This increase is directly related to an increase in revenues derived from the sale of chairs while revenue derived from vending did not increase. We have also maintained a very low increase of general and administrative expenses at the subsidiary level, due to our business model. We expect the significant future general and administrative costs to be that of those costs revolving around our growth plans and professional fees for our filings with the U.S. Securities and Exchange Commission at the parent company level.

Net Income

Our net loss in 2004 was $2,795 compared to net income in 2003 of $3,067, a difference of $5,862. This decrease in net income is directly related to the increase in our total expenses.

Our ability to achieve our business objectives is contingent upon our success in raising additional capital to enter new markets and then rely on cash flows from operations for future growth.

NINE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2004

Gross Revenues

Gross revenues increased from $104,331 for the nine months ended September 30, 2004 to $106,930 for the nine months ended September 30, 2005, an increase of $2,599. The increase is related to an additional chair being sold during the quarter. During the nine months ending June 30, 2005, revenue derived from the sale of chairs accounted for 80% of total revenue while revenue derived from vending accounted for 20% of total revenue.

Total Expenses

Total expenses increased from $45,386 for the nine months ended September 30, 2004 to $71,518 for the nine months ended September 30, 2005, an increase of $26,132. The increase in expenses was a result of chairs that were ordered in 2004 but were not paid for until the third quarter. About $56,926 of the expenses were a result of sales of chairs and $14,591 of the expenses were vending costs.

General and Administrative expenses, which includes general office expenses, travel and entertainment, and professional fees, increased from $16,301 for the six months ended June 30, 2004 to $18,595 for the six months ended June 30, 2005, a increase of $2,294. The increase in costs and expenses for the period were attributable to a increase in travel expenses and professional fees.

Net Income

For the nine months ended September 30 30, 2005 we had net income from operations of $4,138 compared to net income of $29,440 for the nine months ended September 30, 2004. Management has reviewed and continues to review all revenue and expense items with an effort to streamline the business, factors listed above describe the area that attribute to the recognition of income for the quarter.

Net income decreased by $25,302 for the nine months ended September 30, 2005 to $4,138 compared to income of $29,440 for the nine months ended September 30, 2004.

Plan of Operation

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

We will focus on striking more vending deals and sales agreements with casinos, both in Nevada, and casinos on Indian gaming reservations in California. We hope to either strike vending agreements or sale agreements with the casinos to install chairs in areas where casino customers ordinarily rest on chairs such as (i) sports betting areas; (ii) lounge areas; and (iii) near tables. By placing chairs in these areas, we hope to generate revenue from casino customers who wish to receive a massage while they rest. We also believe that the California market will provide opportunities for further expansion. We hope to increase both our revenues from sale of chairs and vending by 20% each year.

We will attempt to raise capital from sale of our common stock, business lines of credit, and loans from investors, shareholders or management, and/or joint venture partners. Management will use its best efforts to raise the additional funds carry out the planned program but there is significant risk that we may not secure the necessary funding.

We will primarily invest in new business development and ongoing business activities including sales and marketing, advertisement, legal and human resource development. We do not have sufficient cash to hire such personnel and basic operating infrastructure for a period of one year as shown by our working capital balance as of September 30, 2005. We will continue to hire as independent contractors on a commission basis. If we are successful in developing new business, management will assess the results to determine the best course of action for ongoing and future needs.

Capital Resources and Liquidity

The Company raised $40,000 in a private placement in September 2004 and maintained a cash balance at September 30, 2005 of $46,325. These funds as well as the Company’s business activity will allow the Company to have positive cash flows for the current year.

We have historically satisfied our cash requirements through revenues, short term financings, and issuance of common stock for cash. We anticipate that cash requirements will continue to increase as we continue to expend resources to build infrastructure, develop a business plan and establish a marketing network, customer support and administrative organizations. As of September 30, 2005, we had cash of $46,325.

We anticipate that future revenue will be sufficient to cover budgeted operating expenditures and offering expenses. Although we believe we have sufficient cash to meet our minimum expenses for the next 12 months, we will be unable to expand on our business unless we are successful in raising additional capital. There is no assurance we will be successful in raising the needed capital. Should we pursue additional capital investment, we expect such financing to take the form of a private placement of equity or debt. We intend to seek advice from investment professionals on how to obtain additional capital and believe that by being a public entity we will be more attractive to the sources of capital. Current assets as of September 30, 2005 were $47,496, which consisted of cash of $46,325 and accounts receivable of $1,171. Total current liabilities as of September 30, 2005 were $1,138, which consisted entirely of accounts payable..

DESCRIPTION OF PROPERTY

Our executive offices are located at 233 Wilshire Blvd., Suite 960, Santa Monica, California 90401. This office space is leased to us for $500 per month on a month to month basis. We believe that this space is sufficient and adequate to operate our current business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Richard Carrigan has been provided a loan to us for working capital in the form of an unsecured demand note at 7% annual interest. At September 30, 2005, the loan was reclassified as partners capital.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 41 registered shareholders.

Rule 144 Shares

As of February 13, 2006, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After December 2005, the 400,000 shares held by the shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 1,400,000 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Grants

Shahin Shadmer has the option to purchase 200,000 shares of our common stock for a period of six months expiring March 7, 2006 at $1.00 a share. There are no other options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until February 13, 2006.

ANNUAL COMPENSATION						LONG TERM COMPENSATION
NAME	TITLE	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION	RESTRICTED OPTION STOCKS/ PAYOUTS AWARDED	SARS ($)	LTIP COMPENSATION	ALL OTHER COMPENSATION
Shahin Shadmer	President CEO and Chairman	2006 2005	$0 $0	0 0	0 0	0 0	0 0	0 0	0 0

Stock Option Grants

Shahin Shadmer has the option to purchase 200,000 shares of our common stock for a period of six months expiring March 7, 2006 at $1.00 a share. There are no other options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Shahin Shadmer, our Chief Executive Officer, President, and Chairman of the Board of Directors.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

GRANT ENTERPRISES, INC.

CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

AS OF SEPTEMBER 30, 2005

GRANT ENTERPRISES, INC.

Consolidated Financial Statements Table of Contents

FINANCIAL STATEMENTS	Page

Balance Sheet	1

Statement of Operations and Retained Deficit	2

Statement of members capital	3

Cash Flow Statement	4

Notes to the Financial Statements	5-8

GRANT ENTERPRISES, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
As of September 30, 2005 and December 31, 2004

ASSETS

CURRENT ASSETS		09/30/05	12/31/04

Cash		$46,325	$40,036
Accounts Receivable		1,171	2,660

	Total Current Assets	47,496	42,696

PROPERTY & EQUIPMENT			-

Vending Equipment		93,971	93,972
Less: accumulated depreciation		(63,188)	(61,104)

	Total Property & Equipment	30,783	32,868

OTHER ASSETS

Deposits		137	137

	Total Other Assets	137	137

	TOTAL ASSETS	$78,416	$75,701

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable		$1,138	$-

	Total Current Liabilities	1,138	-

	TOTAL LIABILITIES	1,138	-

STOCKHOLDERS’ EQUITY

Preferred stock, $0.001 per value;
10,000,000 authorized, none issued		-	-

Common Stock, $.001 par value;
Authorized: 100,000,000
Issued: 1,400,000 and 1,400,000, respectively		1,400	1,400
Additional paid in capital		98,277	98,277
Retained deficit		(22,399)	(23,976)

	Total Stockholder’s Equity	77,278	75,701

	TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	$78,416	$75,701

The accompanying notes are an integral part of these financial statements.

F-1

GRANT ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the nine months ending September 30, 2005 and 2004
(unaudited)

	09/30/05	09/30/04

REVENUE	$106,930	$104,311

COST OF SERVICES	73,602	45,386

GROSS PROFIT OR (LOSS)	33,328	58,924

GENERAL AND ADMINISTRATIVE EXPENSES	31,751	29,484

OPERATING INCOME	1,577	29,440

NET INCOME	$1,577	$29,440

Earnings (loss) per share, basic	$0.001	$0.03

Weighted average number of common shares	1,400,000	1,000,000

The accompanying notes are an integral part of these financial statements.

F-2

GRANT ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
For the three months ending September 30, 2005 and 2004

	09/30/05	09/30/04

REVENUE	$ 18,039	$ 40,798

COST OF SERVICES	11,414	19,082

GROSS PROFIT OR (LOSS)	6,625	21,716

GENERAL AND ADMINISTRATIVE EXPENSES	12,243	9,291

OPERATING INCOME	(5,619)	12,426

NET INCOME	$ (5,619)	$ 12,426

Earnings (loss) per share, basic	$ (0.004)	$ 0.01

Weighted average number of common shares	1,400,000	1,000,000

The accompanying notes are an integral part of these financial statements.

F-3

GRANT ENTERPRISES, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY
(unaudited)
As of September 30, 2005

			ADDITIONAL
	COMMON	PAR	PAID IN	RETAINED	TOTAL
	STOCK	VALUE	CAPITAL	EARNINGS	EQUITY

Balance, December 31, 2004	1,400	$ 1,400	$ 98,277	$ (23,976)	$ 75,701

Net income (loss)				1,577	1,577

Distributions					-

Balance, September 30, 2005	1,400	$ 1,400	$ 98,277	$ (22,399)	$ 77,278

The accompanying notes are an integral part of these financial statements.

F-4

GRANT ENTERPRISES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ending September 30, 2005 and 2004
(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES	09/30/05	09/30/04

Net income (loss)	1,577	29,440

Adjustments to reconcile net income to net cash
provided by (used in) operating activities:

Depreciation expense	2,085	17,123
Increase (Decrease) in accounts receivable	1,489	1,125
Increase (Decrease) in accounts payable	1,138	187
	4,712	18,435

Net cash provided by (used in) operating activities	6,289	47,875

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for equipment	-	(5,032)

Net cash flows provided by (used in) investing activities	-	(5,032)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash received from stock issuance	-	40,000
Cash paid on demand note	-	(2,925)

Net cash provided by (used in) financing activities	-	(2,925)

CASH RECONCILIATION

Net increase (decrease) in cash	6,289	39,917
Cash - beginning balance	40,036	209

CASH BALANCE END OF PERIOD	46,325	40,126

The accompanying notes are an integral part of these financial statements.

F-5

GRANT ENTERPRISES, INC.

Notes to the financial statements

1.  Summary of Significant Accounting Policies:

Industry – Grant Enterprises, Inc. (the Company) was incorporated in the state of Delaware on September 9, 2004. At the time of incorporation the Company exchanged shares with Grant Enterprises, LLC. making Grant Enterprises, LLC. an acquired subsidiary. As the Company was the non-operating acquirer, for accounting purposes Grant Enterprises, LLC is considered the accounting acquirer. The share exchange has been accounted for as a retroactive stock split. Grant Enterprises, LLC. was organized as a Limited-Liability company on April 30, 2001 under the laws of the State of Nevada. The Company is headquartered in California. The Company is involved in the sale of and the vending service of the Kinjoy Shiatsu Massage System. This System is a chair that is marketed to private individuals as well as health and wellness businesses, including spas, health clubs, nursing, hospice, and hospital facilities and other operations where customer comfort is the highest priority. With the chair’s new vending device, the chair can be placed in high traffic areas without increasing overhead costs with additional staff or certifications. The chair is offered for sale as well as vending opportunities. The Company’s fiscal year end is December 31, a calendar year end.

Significant Accounting Policies:

The Company’s management has adopted the following accounting policies.

Revenue Recognition – Revenues resulting from the sale and vending of the chair are recognized as such sales and services are performed in accordance with generally accepted accounting principles. Services are generally paid for when the service is being performed. Revenues are recognized on vending at the total of the sale of service and costs regarding vending are recorded as cost of sales. Sales of chairs are recorded at the time of sale and the costs regarding the sale are recorded at such time.

Cash and Cash Equivalents – The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Short-Term Investments – Short-term investments ordinarily consist of short-term debt securities acquired with cash not immediately needed in operations. Such amounts have maturities of less than one year.

Basis of Accounting - The Company’s financial statements are prepared in accordance with generally accepted accounting principles.

Property and Equipment – Vending equipment is recorded at cost. Depreciation is computed over the estimated useful lives of vending equipment.

F-6

GRANT ENTERPRISES, INC.

Notes to the financial statements

Income Taxes –

The Company will utilize the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Subsidiary accounts for income taxes as a Limited Liability Company and then therefore does not have taxes payable.

Fair Value of Financial Instruments – The Company’s financial instruments include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturaties. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Earnings Per Share – Basic earnings per share is computed by dividing earnings available to stockholders by the weighted-average number of shares outstanding for the period as guided by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Shares”. Diluted EPS reflects the potential dilution of securities that could share in the earnings

Concentrations of Credit Risk- Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company’s policy is to place its operating demand deposit accounts with high credit quality financial institutions that are insured by the FDIC.

Compensation in the form of stock – Compensation in the form of stock is accounted for as issued and valued at the inception of the compensation period or grant date. Compensation in the form of stock is then amortized as an expense to the Company over time if the Company has entered into a service contract over time. To allow for the amortization of the expense to the Company for services over the term of a contract, a contra-equity account is established to offset the value of the stock issued.

2.  Related Party Transactions:

A stockholder has been provided a loan from the Company and/or loaned the Company working capital in the form of an unsecured demand note. At March 31, 2005 the Company owed $6,762.

3.  Accounts Receivable:

The Company has balances in accounts receivable from the sale of chairs and historically has not had material amounts of bad debt write offs therefore an allowance for doubtful accounts was not established. The Company’s vending operations work on pre-paid basis and therefore have no receivables.

F-7

GRANT ENTERPRISES, INC.

Notes to the financial statements

4.  Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

5.  Revenue and Cost Recognition:

The Company uses the accrual basis of accounting for financial statement reporting. Revenues and costs are recognized when services are performed and expenses realized when services are performed or when obligations are incurred for period costs.

6.  Accounts Payable and Accrued Expenses:

Accounts payable and accrued expenses consist of trade payables from normal operations of the business.

7.  Operating and Capital Lease Agreements:

The Company has no short term or long term leases.

8.  Stockholder Equity:

The Company has authorized 10,000,000 shares of preferred stock at a par value of $.001 per share none of which have been issued.

The Company has authorized 100,000,000 shares of common stock at a par value of $.001 per share of which 1,400,0000 shares have been issued.

Upon incorporation of the Company (September 9, 2004), 1,000,000 shares of common stock were issued in an exchange agreement for the 1,000 units (100%) of the subsidiary, Grant Enterprises, LLC, for a value of its existing capital as accounted for as a partnership. Grant Enterprises, LLC is considered the accounting acquirer and therefore the share exchange was accounted as a retroactive share exchange with the unit holders.

During September of 2004 the Company undertook a private placement offering of 400,000 shares of common stock for a value of $40,000 in cash, or $.10 per share. The Company’s managed considers the offering exempt from reporting with the U.S. Securities and Exchange Commission.

On September 1, 2005 the Company issued an option agreement to the Company’s officer for the purchase of 200,000 shares of common stock for the purchase price of $1.00 per share which expires on March 7, 2006.

F-8

GRANT ENTERPRISES, INC.

Notes to the financial statements

9.  Employment Contract and Incentive Commitments:

The Company has no employment contracts and incentive commitments.

10.  Required Cash Flow Disclosure for Interest and Taxes Paid:

The Company has made no cash payments for interest or income taxes.

11.  Contingent Liabilities:

Currently the Company has not identified any contingent liabilities that may be due.

F-9

GRANT ENTERPRISES, INC.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2004 AND 2003

GRANT ENTERPRISES, INC.

Consolidated Financial Statements Table of Contents

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors

Grant Enterprises, Inc.

We have audited the accompanying balance sheet of Grant Enterprises, Inc. as of December 31, 2004 and 2003, and the related statement of operations, equity and cash flows for the twelve months then ending. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grant Enterprises, Inc., as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the twelve months ending December 31, 2004 and 2003 in conformity with U.S. generally accepted accounting principles.

Gately & Associates, LLC

Altamonte Springs, FL

February 12, 2005

GRANT ENTERPRISES, INC.
BALANCE SHEET
As of December 31, 2004 and December 31, 2003

ASSETS

CURRENT ASSETS	12/31/2004	12/31/2003

Cash	$40,036	$209
Accounts receivable	2,660	3,411
Inventory	-	22,000

Total Current Assets	42,696	25,620

PROPERY AND EQUIPMENT

Vending equipment	93,972	65,587
Less: accumulated depreciation	(61,104)	(52,118)

Total Property and Equipment	32,868	13,469

OTHER ASSETS

Deposits	137	137

Total Other Assets	137	137

TOTAL ASSETS	$75,701	$39,226

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable	$-	$-
Demand note payable - stockholder	-	15,607

Total Current Liabilities	-	15,607

STOCKHOLDERS’ EQUITY

Preferred stock, $.001 par value;
10,000,000 authorized, none issued	-	-

Common stock, $.001 par value;
100,000,000 authorized, 1,400,000 issued
and 1,000,000 issued, respectively	1,400	1,000

Additional paid in capital	98,277	20,318

Retained earnings	(23,976)	2,301

Total Stockholders’ Equity	75,701	23,619

TOTAL LIABILITIES AND EQUITY	$75,701	$39,226

The accompanying footnotes are an integral part of these financial statements.

GRANT ENTERPRISES, INC.
STATEMENTS OF OPERATIONS
For the twelve months ending December 31, 2004 and 2003

	12/31/2004	12/31/2003

REVENUE	$139,797	$158,830

COST OF SALES	118,786	92,809

GROSS PROFIT OR (LOSS)	21,011	66,021

GENERAL AND ADMINISTRATIVE EXPENSES	47,288	63,720

OPERATING INCOME	(26,277)	2,301

NET INCOME (LOSS)	$(26,277)	$2,301

Earnings (loss) per share, basic	$(0.02)	$0.00

Weighted average number of common shares	1,100,000	1,000,000

The accompanying footnotes are an integral part of these financial statements.

GRANT ENTERPRISES, INC.
STATEMENT OF STOCKHOLDERS’ EQUITY
As of December 31, 2004

			ADDITIONAL	RETAINED
	COMMON	PAR	PAID IN	EARNINGS	TOTAL
	STOCK	VALUE	CAPITAL	(DEFICIT)	EQUITY

Balance, December 31, 2002	1,000	$-	$21,318	$-	$21,318

Retroactive share issuance
treated as a stock split
upon merger on Sep. 9, 2004	(1,000)		(1,000)		(1,000)
at par value, $.001 per share.	1,000,000	1,000			1,000

Net income (loss)				2,301	2,301

Balance, December 31, 2003	1,000,000	1,000	20,318	2,301	23,619

Retirement of shareholder loan
contributed to capital.			38,359		38,359

Stock subscried for during
September 2004 at $.10
per share.	400,000	400	39,600		40,000

Net income (loss)				(26,277)	(26,277)

Balance, December 31, 2004	1,400,000	$1,400	$98,277	$(23,976)	$75,701

The accompanying footnotes are an integral part of these financial statements.

GRANT ENTERPRISES, INC.
STATEMENTS OF CASH FLOWS
For the twelve months ending December 31, 2004 and 2003

CASH FLOWS FROM OPERATING ACTIVITIES	12/31/2004	12/31/2003

Net income (loss)	$(26,277)	$2,301

Adjustments to reconcile net income to net cash
provided by (used in) operating activities:

Depreciation	22,831	9,725
(Increase) Decrease in accounts receivable	751	(3,411)
(Increase) Decrease in inventory	-	(22,000)
Increase (Decrease) in accounts payable	-	-

Total adjustments to net income	23,582	(15,686)

Net cash provided by (used in) operating activities	(2,695)	(13,385)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for equipment	(33,697)	(2,233)

Net cash flows provided by (used in) investing activities	(33,697)	(2,233)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash received from stock issuance	40,000	-
Cash received as demand note	36,219	14,868

Net cash provided by (used in) financing activities	76,219	14,868

CASH RECONCILIATION

Net increase (decrease) in cash	39,827	(750)
Cash - beginning balance	209	959

CASH BALANCE END OF PERIOD	$40,036	$209

The accompanying footnotes are an integral part of these financial statements.

GRANT ENTERPRISES, INC.

Notes to the financial statements

1.  Summary of Significant Accounting Policies:

Industry – Grant Enterprises, Inc. (the Company) was incorporated in the state of Delaware on September 9, 2004. At the time of incorporation the Company exchanged shares with Grant Enterprises, LLC. making Grant Enterprises, LLC. an acquired subsidiary. As the Company was the non-operating acquirer, for accounting purposes Grant Enterprises, LLC is considered the accounting acquirer. The share exchange has been accounted for as a retroactive stock split. Grant Enterprises, LLC. was organized as a Limited-Liability company on April 30, 2001 under the laws of the State of Nevada. The Company is headquartered in California. The Company is involved in the sale of and the vending service of the Kinjoy Shiatsu Massage System. This System is a chair that is marketed to private individuals as well as health and wellness businesses, including spas, health clubs, nursing, hospice, and hospital facilities and other operations where customer comfort is the highest priority. With the chair’s new vending device, the chair can be placed in high traffic areas without increasing overhead costs with additional staff or certifications. The chair is offered for sale as well as vending opportunities. The Company’s fiscal year end is December 31, a calendar year end.

Significant Accounting Policies:

The Company’s management has adopted the following accounting policies.

Revenue Recognition – Revenues resulting from the sale and vending of the chair are recognized as such sales and services are performed in accordance with generally accepted accounting principles. Services are generally paid for when the service is being performed. Revenues are recognized on vending at the total of the sale of service and costs regarding vending are recorded as cost of sales. Sales of chairs are recorded at the time of sale and the costs regarding the sale are recorded at such time.

Cash and Cash Equivalents – The Company considers cash on hand and amounts on deposit with financial institutions which have original maturities of three months or less to be cash and cash equivalents.

Short-Term Investments – Short-term investments ordinarily consist of short-term debt securities acquired with cash not immediately needed in operations. Such amounts have maturities of less than one year.

Basis of Accounting - The Company’s financial statements are prepared in accordance with generally accepted accounting principles.

Property and Equipment – Vending equipment is recorded at cost. Depreciation is computed over the estimated useful lives of vending equipment.

GRANT ENTERPRISES, INC.

Notes to the financial statements

Income Taxes –

The Company will utilize the asset and liability method to measure and record deferred income tax assets and liabilities. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Subsidiary accounts for income taxes as a Limited Liability Company and then therefore does not have taxes payable.

Fair Value of Financial Instruments – The Company’s financial instruments include cash and cash equivalents, short-term investments, accounts receivable, accounts payable and liabilities to banks and shareholders. The carrying amount of long-term debt to banks approximates fair value based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturaties. The carrying amounts of other financial instruments approximate their fair value because of short-term maturities.

Earnings Per Share – Basic earnings per share is computed by dividing earnings available to stockholders by the weighted-average number of shares outstanding for the period as guided by the Financial Accounting Standards Board (FASB) under Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings per Shares”. Diluted EPS reflects the potential dilution of securities that could share in the earnings

Concentrations of Credit Risk- Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of operating demand deposit accounts. The Company’s policy is to place its operating demand deposit accounts with high credit quality financial institutions that are insured by the FDIC.

Compensation in the form of stock – Compensation in the form of stock is accounted for as issued and valued at the inception of the compensation period or grant date. Compensation in the form of stock is then amortized as an expense to the Company over time if the Company has entered into a service contract over time. To allow for the amortization of the expense to the Company for services over the term of a contract, a contra-equity account is established to offset the value of the stock issued.

2.  Related Party Transactions:

A stockholder has been provided a loan from the Company and/or loaned the Company working capital in the form of an unsecured demand note. At March 31, 2005 the Company owed $6,762.

3.  Accounts Receivable:

The Company has balances in accounts receivable from the sale of chairs and historically has not had material amounts of bad debt write offs therefore an allowance for doubtful accounts was not established. The Company’s vending operations work on pre-paid basis and therefore have no receivables.

GRANT ENTERPRISES, INC.

Notes to the financial statements

4.  Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

5.  Revenue and Cost Recognition:

The Company uses the accrual basis of accounting for financial statement reporting. Revenues and costs are recognized when services are performed and expenses realized when services are performed or when obligations are incurred for period costs.

6.  Accounts Payable and Accrued Expenses:

Accounts payable and accrued expenses consist of trade payables from normal operations of the business.

7.  Operating and Capital Lease Agreements:

The Company has no short term or long term leases.

8.  Stockholder Equity:

The Company has authorized 10,000,000 shares of preferred stock at a par value of $.001 per share none of which have been issued.

The Company has authorized 100,000,000 shares of common stock at a par value of $.001 per share of which 1,400,0000 shares have been issued.

Upon incorporation of the Company (September 9, 2004), 1,000,000 shares of common stock were issued in an exchange agreement for the 1,000 units (100%) of the subsidiary, Grant Enterprises, LLC, for a value of its existing capital as accounted for as a partnership. Grant Enterprises, LLC is considered the accounting acquirer and therefore the share exchange was accounted as a retroactive share exchange with the unit holders.

During September of 2004 the Company undertook a private placement offering of 400,000 shares of common stock for a value of $40,000 in cash, or $.10 per share. The Company’s managed considers the offering exempt from reporting with the U.S. Securities and Exchange Commission.

On September 1, 2005 the Company issued an option agreement to the Company’s officer for the purchase of 200,000 shares of common stock for the purchase price of $1.00 per share which expires on March 7, 2006.

GRANT ENTERPRISES, INC.

Notes to the financial statements

9.  Employment Contract and Incentive Commitments:

The Company has no employment contracts and incentive commitments.

10.  Required Cash Flow Disclosure for Interest and Taxes Paid:

The Company has made no cash payments for interest or income taxes.

11.  Contingent Liabilities:

Currently the Company has not identified any contingent liabilities that may be due.

GRANT ENTERPRISES, INC.

400,000 Shares Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section of the Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$4.89

Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$5,000.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$10,000.00
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,004.89

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On September 12, 2004, we issued a total of 1,000,000 shares of our common stock to Richard Carrigan. Such shares were issued pursuant to the Unit Purchase Agreement and Share Exchange between us and Grant Enterprises, LLC. and were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Richard Carrigan had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In December 2004, we completed a Regulation D, Rule 506 Offering in which we issued a total of 400,000 shares of our common stock to a total of 41 investors at a price per share of $.10 for an aggregate offering price of $40,000.

The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Nick Allotta	8,000
Neville A. Anklesaria	10,000
Aileen Carrigan	5,000
Patrick E. Carrigan	5,000
Richard S. Carrigan	5,000
Trith Dadlani	17,000
Trent Day	5,250
Mit Ebeling	8,000
Shireen Ervine	15,000
James B. Ford	10,000
Richard Frey	3,500
Anthony Geisbauer	5,000
Adrianna R. Hunter	5,000
Hector M. Juarez	5,000
Samar Khan	5,000
John C. Kughn	12,000
William Kundson	5,000
David G. Marhefka	15,000
Charles Marquez	5,000
Deepak R. Mehta	16,000
Dennis L. Miller	5,000
Dale M. Moore	20,000
Mark Orslock	5,000
Amy D. Otto	7,500
Yaron Vidan Peled	19,000

Neville Ankle Saria	10,000
Carol K. Schilcher	10,000
Aaron Scoby	16,000
Melody A. Seebeck	25,000
Bussaya Srichai	28,750
Montri Srichai	5,000
Jirawan Staehr	5,000
Steven Staehr	12,500
Jirasauk Starut	5,250
Tidd Starut	11,000
Shane Sterner	5,000
Mark Stidham	12,000
David Turner	5,000
John A. Vahosky	18,000
Brian Vargo	5,250
Gloria Whelton	5,000
Diane L. Wright	10,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)

At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)

Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in December 2004 were restricted in accordance with Rule 144 of the Securities Act of 1933.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Distributor Agreement with Welltec USA, LLC (2)
10.2	License Agreement with Tropicana Resort & Hotel (2)
10.3	License Agreement with Adventure Dome – Circus Circus (2)
10.4	License Agreement with Orleans Casino (2)
10.5	Unit Purchase Agreement And Share Exchange (2)
10.6	Option Agreement dated September 9, 2005 between the Company and Shahin Shadmer (2)
21	Subsidiaries (1)
23.1	Consent of Gately & Associates
23.2	Consent of Counsel, as in Exhibit 5.1

(1) These exhibits were previously filed with the original Form SB-2 Registration Statement filed with the SEC on August 5, 2005

(2) These exhibits were previously filed with our Amendment No. 1 to this registration statement on Form SB-2 filed with the SEC on November 2, 2005

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of   the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Santa Monica, State of California on February 13, 2006.

By:	/s/ Shahin Shadmer
SHAHIN SHADMER
President, Chief Executive Officer,
Chief Financial Officer, Principal Accounting Officer and
Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Shahin Shadmer, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Shahin Shadmer	President, Chief Executive Officer,
	Shahin Shadmer	Chief Financial Officer; Principal Accounting Officer and
Chairman of the Board of Directors

Dated: February 13, 2006